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                                                                    Exhibit 3.21

                       CERTIFICATE OF LIMITED PARTNERSHIP


                      Federal Employer Identification No._____________________

         1.   The name of the limited partnership is:_____________________

         2.   The general character of its business is:___________________

         3. The address of the office at which it will keep the records required to be kept by Sec. 5 of the Limited Partnership law is:
         ________________________

         4. The name and address of the agent for service of process is C T Corporation System, 101 Federal Street, Boston, Massachusetts 02110.

         5.   The name and business address of each general partner is:
         ________________________

         6.   The latest date upon which it is to dissolve is:_______________

         7.   Any other matters the general partners determine  to include are:
         ________________________


         Dated__________________________

         _______________________________

         _______________________________

         _______________________________